FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:
Media:
Anthony J. DeFazio
Gregory FCA Communications
610-642-8253 x 13
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Investors:
Joseph J. Crivelli
Gregory FCA Communications
610-642-8253 x 23
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     WILLOW GROVE BANCORP, INC. AND CHESTER VALLEY BANCORP INC. JOIN FORCES TO
FORM A $1.5 BILLION SUBURBAN PHILADELPHIA BASED COMMUNITY BANK
     Philadelphia, Pennsylvania - (January 20, 2005) Willow Grove Bancorp, Inc. (NASDAQ:WGBC) ("Willow Grove") and Chester Valley Bancorp Inc. (NASDAQ:CVAL) ("Chester Valley") have signed a definitive agreement to combine their companies and their subsidiary banks, Willow Grove Bank and First Financial Bank. The merger will create the fifth-largest banking institution headquartered in Southeastern Pennsylvania, with more than $1.5 billion of assets and a network of 27 branches throughout the region. In addition, the combined bank will offer an extensive array of products encompassing retail and commercial banking, real estate, commercial and consumer lending, and wealth management, trust and brokerage operations.
     The merger brings together two of the Philadelphia region's most successful community banks. Their local communities, customers and employees, know both Willow Grove Bank and First Financial Bank for their service and commitment. The banks will retain their existing names and operate as divisions of the new bank.
     Together, Willow Grove and Chester Valley serve a Southeastern Pennsylvania region that is one of the fastest growing and most dynamic markets for community-focused banking in the nation. The new combined entity will have an expanded product offering, increased legal lending limits, and extensive cross-selling opportunities, including marketing of Chester Valley's wealth management practice, the Philadelphia Corporation for Investment Services, throughout the Willow Grove branch network.

     Frederick A. Marcell Jr., President and CEO of Willow Grove said, "This merger combines two outstanding banks with complementary franchises and business models that share a long-standing commitment to community banking. In addition, a key component of this merger was our ability to secure Donna M. Coughey, the current President and CEO of Chester Valley, to serve as President and CEO of the combined company. Donna brings a successful 33-year career at banks large and small to the table, and we are excited about her plans to propel the combined bank to the next level." Mr. Marcell, who previously announced that he will retire as President and CEO of Willow Grove in 2005 will remain a member of the combined bank's board of directors.
     William W. Langan, Chairman of the Board of Directors of Willow Grove commented, "Donna Coughey is an exceptionally talented individual with significant commercial banking experience. Her leadership will be a driving force in the company's transition to a full service, community-oriented bank with increased legal lending limits."
     Donna Coughey says "I am very excited about prospects for the combined company to grow earnings and market share by leveraging our bank's strengths across a broader branch network. The merger is unlike any other seen in the market, combining Chester Valley's know-how in commercial banking and wealth management with Willow Grove's successful history in the retail-banking arena. In short, the combined bank will bring the best of both worlds to our respective customers. In addition, we are creating a platform for continued growth, and we expect to actively expand our branch network through additional acquisitions or construction of new branches."
     James E. McErlane, Chairman of the Board of Directors of Chester Valley stated, "Willow Grove and Chester Valley have deep roots in the communities they serve and have enjoyed great success by providing superior customer service. Under the divisional structure, we will continue to provide our customers with the superior service and local decision making they are accustomed to receiving, while offering a wider selection of products and services."
     Under the terms of the definitive agreement, Chester Valley will merge with and into Willow Grove and First Financial Bank will merge with and into Willow Grove Bank, with each bank operating as a division of the resulting bank. Shareholders of Chester Valley will have the right to elect to receive either $27.90 or 1.4823 shares of Willow Grove common stock for each share of Chester Valley they own at the merger date. Elections will be subject to allocation procedures, which are intended to ensure that 64.76% of the Chester Valley common stock outstanding immediately prior to the completion of the transaction will be converted into shares of Willow Grove common stock. The transaction is intended to qualify as a reorganization for federal income tax purposes. As a result, the shares of Chester Valley exchanged for Willow Grove common stock will be issued to Chester Valley shareholders on a tax-free basis. The transaction values each share of Chester Valley at $27.90 based upon Willow Grove's closing price of $18.82 at January 19, 2005. The transaction is valued at 2.82 times of Chester Valley's book value per share as of September 30, 2004 and 23.4 times the earnings per share for the twelve months ended September 30, 2004. One time non-recurring charges are estimated to be approximately $4.0 million, net of tax, consisting of data processing conversion and integration costs, compensation and severance costs and transaction-related professional fees. If the transaction had closed on October 1, 2003, based upon the anticipated cost savings and synergies, the transaction would have been accretive to GAAP and cash earnings per share by approximately 12% and 17%, respectively, for the twelve months ended September 30, 2004. Similar accretion is expected to occur in the first twelve months of operations of the combined company. The aforementioned accretion is exclusive of any one time merger related charges.

     The combined company will have a 17 member board of directors, with 10 of these members drawn from the Willow Grove board and seven from the Chester Valley board. All board members are prominent business, educational or community leaders from the respective bank's market area. All branch offices from each bank are expected to remain open, as are the offices of the Philadelphia Corporation for Investment Services, a full-service investment advisory and securities brokerage firm currently owned and operated by Chester Valley.
     The Boards of Directors of Willow Grove and Chester Valley have approved the definitive agreement. The transaction is subject to all required regulatory approvals, the approval by the shareholders of Chester Valley and Willow Grove and other customary conditions. The transaction is expected to close in the third quarter of 2005 with operational integration to follow soon after.
     The management teams of Willow Grove and Chester Valley will host a conference call to discuss the transaction on Friday, January 21, at 10:30 a.m. EST. The call and the accompanying slides will be available via webcast at Willow Grove's website at www.willowgrovebank.com and on the Investor Relations portion Chester Valley/First Financial Bank's website at www.ffbonline.com. To participate in the live call via telephone, dial 973-935-8505.
     To access a replay of the conference call, visit either Willow Grove or Chester Valley/First Financial's website for an archived version of the call and slide presentation. A digital replay will also be available until January 28th by dialing 973-341-3080 and entering pass code #5615717.
     The Blackstone Group served as financial advisor to Willow Grove and Boenning & Scattergood, Inc. served as the financial advisor to Chester Valley. Willow Grove received legal counsel from Elias, Matz, Tiernan & Herrick L.L.P. and Chester Valley received legal counsel from Cozen O'Connor.
     Willow Grove Bancorp, Inc. is the holding company for Willow Grove Bank, a federally chartered savings bank. The Bank was founded in 1909 and conducts its business from its headquarters in Maple Glen, Pennsylvania, with additional branch locations in Bustleton, Dresher, Hatboro, Holland, Huntingdon Valley, North Wales, Rhawnhurst, Roslyn Valley, Somerton, Southampton, Warminster and Willow Grove. Additional information is available at: www.willowgrovebank.com.

     Chester Valley Bancorp Inc. is the parent company of both First Financial Bank and Philadelphia Corporation for Investment Services. First Financial Bank's executive offices are located in Downingtown, Pennsylvania with additional branch locations in Exton, Frazer, Thorndale, Westtown, Airport Village, Brandywine Square, Devon, Kennett Square, Eagle, Coatesville, Avondale and West Chester. Philadelphia Corporation has offices in Wayne and Philadelphia.

     This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Willow Grove upon consummation of the acquisition of Chester Valley, including statements relating to: (a) the estimated cost savings and accretion to reported earnings that will be realized from the acquisition and (b) the merger charges expected to be incurred in connection with the acquisition. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:
(1) estimated cost savings from the acquisition cannot be fully realized within the expected time frame; (2) revenues following the acquisition are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the businesses of Willow Grove and Chester Valley are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the markets in which Willow Grove will be doing business, are less favorable than expected; or (7) legislation or changes in regulatory requirements adversely affect the businesses in which Willow Grove would be engaged.
     Willow Grove and Chester Valley will be filing relevant documents concerning the merger with the Securities and Exchange Commission, including a registration statement on Form S-4 containing a prospectus/proxy statement. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Willow Grove will be available free of charge from the Secretary of Willow Grove, Welsh and Norristown Roads, Maple Glen, Pennsylvania 19002, and documents filed with the SEC by Chester Valley will be available free of charge from the Secretary of Chester Valley, 100 East Lancaster Avenue, Downingtown, Pennsylvania 19335. The directors and executive officers of Chester Valley and Willow Grove may be deemed to be participants in the solicitation of proxies to approve the merger. Information about the directors and executive officers of Chester Valley and ownership of Chester Valley common stock is set forth in the proxy statement filed by Chester Valley with the SEC on September 10, 2004). Information about the directors and executive officers of Willow Grove and ownership of Willow Grove common stock is set forth in the proxy statement filed by Willow Grove with the SEC on October 8, 2004). Additional information about the interests of those participants may be obtained from reading the definitive prospectus/proxy statement regarding the proposed acquisition when it becomes available. CHESTER VALLEY INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.